Exhibit 99.2

Actinium Pharmaceuticals, Inc.

ACTINIUM PRESENTING AT THE LD MICRO CONFERENCE TODAY AT 12:30 PM PACIFIC

Company Looks Forward to Communicating its Exciting Prospects and Meeting with Conference Attendees

NEW YORK, NY – December 5, 2013 – Actinium Pharmaceuticals, Inc. (OTCQB: ATNM.OB) ("Actinium" or "the Company"), a biopharmaceutical Company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers, is presenting today at 12:30 pm Pacific. Dr. Kaushik J. Dave, President and CEO, will present a corporate update at the 6th Annual LD Micro Conference.

Presentation Information:

Date: Time: Location: Webcast:	Thursday, December 5, 2013 12:30 pm Pacific Luxe Sunset Bel Air Hotel - Track #4, Los Angeles, CA http://wsw.com/webcast/ldmicro5/ATNM

A live webcast of the presentation will be available via the “Investor Relations” page of the Actinium website, www.actiniumpharmaceuticals.com. A replay of the webcast will also be archived on Actinium’s website for 90 days following the presentation.

LD Micro Conference:

The LD Micro Conference is a three-day conference organized by LD Micro, an internet-based newsletter that provides self-directed investors information on selected public companies that in the opinion of LD Micro have great investment potential. More than two hundred institutions focused on small and micro-cap stocks are expected to attend.  A record 580 people attended the 2012 event. For more information, please visit the conference website at http://www.ldmicro.com/

About Actinium Pharmaceuticals

Actinium Pharmaceuticals, Inc. (OTCQB: ATNM.OB), is a New York based biopharmaceutical company developing innovative targeted payload immunotherapeutics for the treatment of advanced cancers.  Actinium’s targeted radiotherapy is based on its proprietary delivery platform for the therapeutic utilization of alpha emitting actinium-225 and bismuth-213 radiopharmaceuticals in conjunction with monoclonal antibodies.  The Company also develops other radiopharmaceuticals for select applications.

For more information:

Visit our web site www.actiniumpharmaceuticals.com

Contacts:

Media and Investors:
Actinium Pharmaceuticals, Inc.
Corey Sohmer,
Phone:(646) 459-4201
E-mail: csohmer@actiniumpharmaceuticals.com

Forward-Looking Statement for Actinium Pharmaceuticals, Inc.

This news release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential, or financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Actinium Pharmaceuticals undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.